Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 62, Florida Trust 125, Maryland Trust 132 and New Jersey Trust 166:

We consent to the use of our report dated March 13, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 13, 2003